Exhibit 99.1

               Oil States Announces Second Quarter 2003 Earnings

    HOUSTON, July 28 /PRNewswire-FirstCall/ -- Oil States International, Inc. (NYSE: OIS) today reported net income of $10.2 million, or $0.21 per diluted share, for the quarter ended June 30, 2003 compared to net income of $8.2 million, or $0.17 per diluted share, in the second quarter of 2002.

    The Company's revenues and EBITDA (defined as operating income plus depreciation and amortization expense) increased by 8.4% and 30.1%, respectively, over the second quarter of 2002 as the US rig count continued to strengthen, deepwater development activity continued and the Company's acquisitions completed in the third quarter 2002 were integrated.(1) Revenues were $163.6 million for the quarter compared to $150.8 million for the second quarter of 2002 and EBITDA was $22.1 million compared to $17.0 million. The Company's effective tax rate in the second quarter of 2003 was 26.4% compared to an effective tax rate of 22.0% in the second quarter of 2002. Capital expenditures during the quarter totaled $9.7 million.

    For the first half of 2003, the Company reported net income of $23.5 million, or $0.48 per diluted share, on revenues of $349.1 million and EBITDA of $48.9 million. For the corresponding period in 2002, the Company reported net income of $18.0 million, or $0.37 per diluted share, on revenues of $301.4 million and $35.5 million of EBITDA. This performance represents year-over-year revenue and EBITDA increases of 15.8% and 37.8%, respectively.


    BUSINESS SEGMENT RESULTS

    Well Site Services

    The Well Site Services segment generated improved results on increased North American drilling activity. Well Site Services' revenues and EBITDA were $52.9 million and $11.8 million, respectively, in the second quarter of 2003 compared to $50.9 million and $8.6 million in the second quarter of 2002. The Company benefited from the 28.9% year-over-year increase in North American drilling activity, driving strong utilization and efficiency of its Well Site Services assets. Despite the improvement in the rig count, much of the activity in the second quarter was focused on shallow land drilling, limiting the Company's revenue potential in certain business lines. In addition, the Company was not able to significantly increase prices in several of its Well Site Services business lines.


    Offshore Products

    For the second quarter of 2003, Offshore Products generated $57.2 million of revenues and $10.5 million of EBITDA, compared to $46.5 million of revenues and $8.5 million of EBITDA in the second quarter of 2002. Gross margins decreased slightly to 26.6% in the second quarter of 2003 from 26.9% in the second quarter of 2002. Offshore Products' backlog was $80.2 million at June 30, 2003 compared to $80.9 million at March 31, 2003 and $98.3 million at June 30, 2002.


    Tubular Services

    Tubular Services generated $53.5 million of revenues and $1.4 million of EBITDA in the second quarter of 2003 compared to $53.5 million of revenues and $1.2 million of EBITDA in the second quarter of 2002. The average US rig count increased 27.3% to 1,028 rigs in the second quarter of 2003 compared to 808 average rigs working in the second quarter of 2002. Despite the significant increase in the rig count, our Tubular Services group shipped
60.9 thousand tons in the second quarter of 2003 compared to 60.7 thousand tons in the second quarter of 2002. Volumes did not show a significant increase due to the mix of wells drilled, which was focused on shallow land gas drilling. In addition, the second quarter of 2002 included $4.5 million of international sales which did not occur in the second quarter of 2003. The Company's revenues per ton in the second quarter of 2003 were flat with those of the second quarter 2002. Gross margin for the second quarter of 2003 improved to 5.9% versus 5.7% in the second quarter of 2002. OCTG inventory at June 30, 2003 was $72.6 million compared to $65.1 million at March 31, 2003 and $38.3 million at June 30, 2002. As of June 30, 2003, approximately 62% of Oil States' OCTG inventory was committed to customer orders.

    "North American drilling activity continued to strengthen in the second quarter of 2003 after considering the normal seasonal decline in activity in Canada," stated Douglas E. Swanson, Oil States' President and Chief Executive Officer. "We were pleased with our operations as shipments and utilization levels were good in all of our businesses. However, the mix of drilling activity, which was driven by shallow land gas drilling, limited the positive impact of increased activity on our operations. Looking forward to the second half of 2003, we expect strong shipments from our Offshore Products group to continue and we are hopeful that deeper land and offshore drilling activity in the US will return, which will benefit our Tubular Services and Well Site Services segments. However, the recent tropical storm activity in the Gulf of Mexico will have a negative impact on several of our business lines during the third quarter."

    Oil States International, Inc. is a diversified solutions provider for the oil and gas industry. With locations around the world, Oil States is a leading manufacturer of products for deepwater production facilities and subsea pipelines, and a leading supplier of a broad range of services to the oil and gas industry, including production-related rental tools, work force accommodations and logistics, oil country tubular goods distribution, hydraulic workover services and land drilling services. Oil States is organized in three business segments -- Offshore Products, Tubular Services and Well Site Services, and is publicly traded on the New York Stock Exchange under the symbol OIS.

    Please visit Oil States International's website at www.oilstatesintl.com .


    The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the "Business" section of the Form 10-K for the year ended December 31, 2002 filed by Oil States with the SEC on March 13, 2003.


    (1) The term EBITDA consists of operating income plus depreciation and amortization expense. EBITDA is not a measure of financial performance under generally accepted accounting principles. You should not consider it in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA as a supplemental disclosure because its management believes that EBITDA provides useful information regarding our ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.


                        Oil States International, Inc.
                           Statements of Operations
                   (in thousands, except per share amounts)
                                 (unaudited)

                                      Three Months Ended   Six Months Ended
                                           June 30,            June 30,
                                        2003      2002      2003      2002

     Revenue                         $163,564  $150,839  $349,141  $301,438
     Costs and expenses:
       Cost of sales                  127,331   121,690   272,298   241,842
       Selling, general and
        administrative                 13,977    11,963    27,731    24,191
       Depreciation and amortization    6,911     5,621    13,369    10,930
       Other expense / (income)           114       169       166      (115)
     Operating income                  15,231    11,396    35,577    24,590

     Interest income                       92       103       162       211
     Interest expense                  (1,675)     (966)   (3,366)   (2,013)
     Other income                         156         5       261       324
       Income before income taxes      13,804    10,538    32,634    23,112
     Income tax expense                (3,650)   (2,318)   (9,111)   (5,085)
       Net income applicable to
        common stock                 $ 10,154  $  8,220  $ 23,523  $ 18,027

     Net income per common share
       Basic                         $   0.21  $   0.17  $   0.49  $   0.37
       Diluted                       $   0.21  $   0.17  $   0.48  $   0.37

     Average shares outstanding
       Basic                           48,527    48,249    48,495    48,241
       Diluted                         49,153    48,911    49,126    48,544

     Segment Data:
     Revenues
       Well Site Services            $ 52,885  $ 50,885  $131,724  $117,478
       Offshore Products               57,160    46,491   114,748    79,228
       Tubular Services                53,519    53,463   102,669   104,732
     Total Revenues                  $163,564  $150,839  $349,141  $301,438

     EBITDA (A)
       Well Site Services            $ 11,821    $8,578  $ 31,354  $ 23,805
       Offshore Products               10,457     8,456    17,918    12,817
       Tubular Services                 1,393     1,235     2,511     1,352
       Corporate / Other               (1,529)   (1,252)   (2,837)   (2,454)
     Total EBITDA                    $ 22,142  $ 17,017  $ 48,946  $ 35,520

     Operating Income / (Loss)
       Well Site Services            $  7,031  $  4,457  $ 22,111  $ 15,877
       Offshore Products                8,510     7,112    14,137    10,128
       Tubular Services                 1,231     1,090     2,190     1,063
       Corporate / Other               (1,541)   (1,263)   (2,861)   (2,478)
     Total Operating Income          $ 15,231  $ 11,396  $ 35,577  $ 24,590


                        Oil States International, Inc.
                         Consolidated Balance Sheets
                                (in thousands)
                                 (unaudited)

                                            Jun. 30,    Mar. 31,    Dec. 31,
                                              2003        2003        2002
     Assets
       Current Assets
         Cash                               $ 14,039    $  6,611    $ 11,118
         Accounts receivable                 120,445     138,012     116,875
         Inventory                           132,434     121,993     118,338
         Prepaid and other current assets      7,714       9,033       9,475
           Total current assets              274,632     275,649     255,806
       Property, plant and equipment, net    175,358     168,629     167,146
       Goodwill                              216,134     214,297     213,051
       Other long term assets                  9,005       9,209       8,213

     Total assets                           $675,129    $667,784    $644,216


     Liabilities and Stockholders' Equity
       Current Liabilities
         Accounts payable and accrued
          liabilities                       $ 82,385    $ 85,857    $ 84,049
         Income taxes payable                  4,554       4,072       1,229
         Current portion of long term debt       868         866         913
         Deferred Revenue                      7,434       9,602       8,949
         Other current liabilities               860       1,329       1,402
           Total current liabilities          96,101     101,726      96,542
       Long term debt                        129,416     133,234     133,292
       Deferred income taxes                  19,961      18,881      18,303
       Postretirement healthcare and
        other benefits                         3,386       5,268       5,280
       Other liabilities                       3,967       4,019       3,220
           Total liabilities                 252,831     263,128     256,637

       Stockholders' equity
         Common stock                            486         486         485
         Additional paid-in capital          328,351     327,889     327,801
         Retained earnings                    87,909      77,755      64,386
         Cumulative translation adjustment     5,838      (1,243)     (4,921)
         Treasury Stock                         (286)       (231)       (172)
           Total stockholders' equity        422,298     404,656     387,579

     Total liabilities and stockholders'
      equity                                $675,129    $667,784    $644,216


                        Oil States International, Inc.
               Additional Quarterly Segment and Operating Data
                                 (unaudited)

                                                   Three Months Ended June 30,
                                                     2003               2002

     Additional Well Site Services
      Financial Data ($ in thousands)
       Revenues
         Accommodations                           $ 25,332           $ 28,665
         Hydraulic Workover Services                 8,142              7,698
         Rental Tools                               10,371              8,100
         Land Drilling                               9,040              6,422
       Total Revenues                             $ 52,885           $ 50,885

       EBITDA (A)
         Accommodations                           $  5,262           $  3,914
         Hydraulic Workover Services                 1,424              1,350
         Rental Tools                                2,536              2,096
         Land Drilling                               2,599              1,218
       Total EBITDA                               $ 11,821           $  8,578

       Operating Income
         Accommodations                           $  3,419           $  2,125
         Hydraulic Workover Services                   560                583
         Rental Tools                                1,128              1,052
         Land Drilling                               1,924                697
       Total Operating Income                     $  7,031           $  4,457

     Well Site Services Supplemental
      Operating Data
       Accommodations Operating
        Statistics
         Average Mandays Served                      3,337              4,263
         Average Camps Rented
           Canadian Side-by-Side Camps                   6                  6
           US Offshore Steel Buildings
            (10 foot wide)                              86                 92

       Hydraulic Workover Services
        Operating Statistics
         Average Units Available                        29                 27
         Utilization                                  31.2%              28.0%
         Average Day Rate ($ in thousands per day)    $9.9              $11.2
         Average Daily Cash Margin
          ($ in thousands per day)                    $2.7               $3.6

       Land Drilling Operating
        Statistics
         Average Rigs Available                         15                 12
         Utilization                                  90.0%              89.5%
         Implied Day Rate ($ in thousands per day)    $7.4               $6.5
         Implied Daily Cash Margin
          ($ in thousands per day)                    $2.3               $1.4

     Offshore Products Backlog ($ in millions)       $80.2              $98.3

     Tubular Services Operating Data
       Shipments (Tons in thousands)                  60.9               60.7
       Quarter end Inventory ($ in thousands)      $72,568            $38,288

     (A) EBITDA consists of operating income plus depreciation and amortization expense. See footnote (4) on page 23 of the Company's Annual Report on Form 10K for the year December 31, 2002 for an explanation of this non-GAAP financial measure.



SOURCE  Oil States International, Inc.
    -0-                             07/28/2003
    /CONTACT:  Cindy B. Taylor of Oil States International, Inc.,
+1-713-652-0582/
    /Web site:  http:www.oilstatesintl.com /
    (OIS)

CO:  Oil States International, Inc.
ST:  Texas
IN:  OIL
SU:  ERN